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                                                                Exhibit 10.9

10Rs.

[STAMP GRAPHIC]

                           /s/ Syntel Software P Ltd.

                                                        /s/ M.V. Santhanam
                                                          M.V. SANTHANAM
                                                           Stamp Vendor
                                                        5, Arundale Street
                                                     Mylapore, Madras 600 004,
                                                        Licence: C4/2345/32

                                RENTAL AGREEMENT

        THIS AGREEMENT made this the 24th day of FEBRUARY 1997 BETWEEN

        [The Landlords] herein after referred to as the Landlord which expression shall unless it be repugnant to the context or the meaning thereof include his/her heirs, executors, administrators and assigns of the ONE PART:

        M/S SYNTEL SOFTWARE PVT. LTD., a company registered under the provision of the Companies Act, and having its Registered Office at Unit No. 69,
S..D.F. III, SEEPZ, Andheri (East), Mumbai - 400 096 hereinafter called the Tenant which expression shall unless it be repugnant to the context or meaning thereof include its successors and assigns OF THE OTHER PART:

        WHEREAS the Landlord is the owner of the property namely Office Premises having [an area of 32813.83 square feet in the building situated at] No.21, Mount Road, (Anna Salai) Madras 600 035, and more fully described in the Schedule hereunder, hereinafter referred to as "the demised premises":

        AND whereas the Landlord had agreed to grant a Tenancy and the Tenant agreed to take the demised premises for a period of 6 years (extendable by a further term of three years) subject to the

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        terms and conditions set out hereinafter and the tenancy shall be calculated to the English Calendar month.

        NOW THIS DEED WITHESSETH

1. The Landlord hereby grants unto the Tenant a tenancy in respect of [32813.83 square feet in] the building situated at No.21, Anna Salai, (Mount Road) Madras 600035 more fully described in the Schedule hereto

2.      The Tenancy shall be for a period of 6 years commencing from 01 May
        1997

a.      The Tenancy agrees to pay the MONTHLY RENT as follows-

   i. At the rate of Rs [18.00] per square feet per month amounting to Rs [5,90,648.94] per month commencing from 1st of May 1997 for the first term of three years upto 30th April 2000.

   ii. At the rate of Rs [21.60] per square feet month amounting to Rs [7,08,778.68] per month commencing from 1st May 2000 for the second term of three year upto 30th April 2003.

b. If the Tenant desires to continue the tenancy for a third term of 3 years then in that event, the Landlord and the Tenant shall agree upon on the same terms and conditions and the rent to be mutually agreed, based on prevailing market rates at the time.

3.      a.      The premises shall be handed over to the Tenant on or before
                01 Mar 1997. to enable the tenants to commence their Interior
                Decoration Work.

        b. Certain modifications in the toilets including the provision of one additional toilet shall be carried out immediately by the Landlords with the materials required being supplied by/ cost borne by the client and the cost of labour for the execution being borne by the landlords as per design submitted by the tenants Architects.

4. The monthly rents as aforesaid shall be payable on or before the 7th day of each succeeding month to Ms Hassina Beevi.

5. The Tenant has paid to the Landlord the sum of Rs [47,25,191.10] as interest free deposit representing EIGHT months rent by means of
        Cheque No [ ] dated [2-24-97] drawn on [      ] check which is
        refundable by the Landlord upon the Tenant vacating and handing over possession of the demised premises on termination of this agreement.

6. The Tenant agrees to pay the charges for electricity actually consumed by the Tenant on the demised premises as shall be registered in the meter in respect of the demises premises and in the event of the Tenant consuming over and above the limit fixed by the Tamil Nadu Electricity Board, the Tenant shall be liable to pay the extra Security Deposit and other charges to TNEB Madras. The Landlord shall at his/her expense arrange to install 500 KVA. Power as agreed to and for that purpose the Tenant shall pay to the Landlord the necessary additional Security Deposit if any, as demanded by TNEB and such amount shall be treated as additional interest free advance and refunded by the Landlord to the Tenant upon the Tenant vacating the premises. The Tenant shall pay the Water Charges as may be charged by the local authorities in respect of water consumed by the Tenant in the demised premises. The electricity consumption for the common area, pump and lift shall be borne by the tenant, he being the sole occupant of the entire premises.

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7.      The Landlords /agree to make clear an area of about 500 sq. ft adjacent to the property and such space shall be used by the Tenant for the purposes of installing their generator and/or any parking purposes.

8.      The Tenant convenants with the Landlord as follows:

   a.      The premises shall be used for Non Residential purposes only.

   b. The Tenant shall be entitled to put up and/or fix their own partitions, false ceilings, fittings, including air conditioners, name board, etc., in the demised premises and on the outside walls, but shall not make any structural alterations without the written consent of the Landlord. The Tenants are allowed/permitted to install all computers, Communications equipment, UPS, Electrical panels and all equipment necessary for their business. Air-conditioning and for that purpose ducting and alteration of the windows as may be required shall be done at the cost of the Tenant. Air Conditioner, condensers and name boards will be fixed on the outer walls and/or on the ledges as structurally thought fit. It is further agreed that the landlord shall not be liable for any damages caused by fire or other accidents to the air conditioning system and wooden partition or other properties belonging to the tenatn kept in the demised premises.

9. The Landlord shall be responsible for the maintenance of the common facilities including Lifts, Motors Pumps, Water supply. Comprehensive Annual Maintenance contracts shall be periodically renewed by the Landlord, and the tenants informed of the details. The Landlord shall keep the premises insured against Fire and floods etc. at all times. If the Tenants incur any expenditure in respect of these items the same may be deducted from the rent payable to the Landlord upon production of legitimate bills and vouchers.

10. The Landlord shall provide a dependable Security from a reputed Agency round the clock to oversee the security of the building in general and the common facilities. The Tenants shall have their own Internal security in addition. The Landlords security shall have restricted entry inside the premises.

11.     The Landlord does convenant with the Tenant as follows:

   a. The Landlord shall permit the Tenant to peacefully and quietly hold and enjoy the scheduled premises without eviction or interruption or disturbance by the Landlord or any person lawfully or otherwise claiming by or through or under them during the currency of the lease period.

   b. The Landlord shall regularly and periodically pay or cause to be paid all rents, rates and taxes in respect of the said property on the basis of assessments made by the local authorities and other outgoings of every description that may during the continuance of the said term be or has become payable in respect of or charged upon the scheduled premises, whether the same shall be imposed or assessed by the Government, local authorities or otherwise. The Landlord further states that he/she has no Income Tax arrears and there are no Revenue recovery proceedings pending against them. In the event of any loss or damage arising to the Tenant by the non-payment of any of these dues the Landlord shall at all times keep the Tenant, fully indemnified from all such loss or damage.

   c. The Landlord shall keep, during the said term, at his own expenses painted outer walls of the demised premises once in three years.


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   d.      The Landlord shall not during the tenure of thus agreement, do or cause to be done anything which may inconvenience employees, cause disruption of works, force tenants to vacate any part or portion of the premises, or shift their equipments, adversely affecting the Tenant's running business or causing losses of any kind whatsoever.

12. In the event of any unforeseen/natural/irresistible force by which the said premises becomes unfit for occupation/use, the rent or rents reserved for a proportion thereof according to the nature and extent of the damages sustained shall be suspended until the scheduled premises shall again be rendered fit for occupation and use.

13. The Tenant shall have the further option of terminating the tenancy hereby granted at any time during the tenancy thereof on giving the Landlord three months previous notice in writing. The Landlord shall be entitled to terminate this Agreement only in the event the Tenant fails to pay the rent hereby reserved or part thereof for a period of three months and is given atleast one months written notice for termination of the agreement and vacation of the premises.

14. Tenant shall not sub-let or assign the tenancy in favor of and other person except their associate/successor/sister/assignee company, without the written consent of the Landlord.

15. The Tenant agrees not to carry on any activity which are against Law/Government and which are opposed to public policy.

16. The Tenant shall maintain the entire interior building at their own cost. The Landlords shall have a right to inspect the premises upon giving proper Notice of their intention to do so in writing to the Tenant.

17. The tenants shall be entitled to the use the entire premises with all facilities, amenities, use of the entire compound for the purpose of parking of vehicles belonging to them, their employees and visitors. The Landlord shall ensure all the time that the compound is free from any nuisance or encroachment and that its access remains clean and unhindered.

18. It is further agreed by and between the parties that as and when required by the tenant to execute and complete all such documents including execution of a proper lease deed and having the same registered and do all such acts, things and deeds, as would be necessary for giving effect to this agreement. All costs for such registration including stamp duties will be borne by the tenant.

19. It is specifically agreed by the Landlords that the open terrace space at the top of the premises shall be used by the Tenant with or without any modification. It is also agreed that the same may be used for Installation of any Communication equipment, sign Boards, generators, Storage Batteries and Air Conditioners and the like and for this purpose. The Landlord shall have right of access to the Terrace for their maintenance staff and such authorized persons with prior intimation given to the tenant, without causing any inconvenience to the tenant or his staff.

20. It is clearly agreed by the Landlords that given the nature and type of Lease, it is necessary and mandatory for all Owners/Landlords of the building to act in unison and no disputes shall arise amidst the various owners of the building. It is also clearly agreed to by the Landlords that in the event of any of them failing to comply with or act detrimental to the interests of the other owners/Landlords/Tenants, then the matter shall be settled as per terms and conditions of this agreement. It is also clearly understood that at the end fo 6 years and at the time of renewal of the Lease if so desired by the Tenants, should there be any dispute in fixing the market price, what is

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        the prevailing market price for rental will be a matter that will be decided by Arbitration the sole arbitrator of the dispute being a person of repute to be nominated by the tenant. The parties shall fall in line with any decisiion given by the arbitrator in this regard.

21. It is agreed that the Tenant shall pay to G R Maintenance Services the authorized maintenance contractor of the Landlords/owner cumulatively a sum of Rs.6500/-per month for the first year towards maintenance charges for the Lift, Pump, plumbing, security etc. A sum of Rs 12,000/- shall be paid from the 2nd year onwards.

22. The Landlord declares that he/she is the lawful owner of the scheduled premises and have an unfettered right to grant tenancy of the same, and no other person has any right, lien title or interest in the said Premises. Should the Tenant suffer any loss monetary or otherwise, then the Landlord undertakes to indemnify the Tenant from any loss suffered by them in this regard.

23. The landlord shall obtain and confirm the receipt of a Completion certificate from the Local Building Authorities, MMDA, Corporation of Madras etc. The landlord confirms that the same will be made available, when provided by the authorities, once the construction of another building now in progress at the site, and forming part of the same approval by MMDA is completed.

                                    SCHEDULE

        All that Office building of an plinth area of 1389.25 square feet in the BASEMENT FLOOR in the multistoried building bearing Door No. 21, Mount Road, Madras 600 035, together with reserved for car parking with the compound of the complex, and situate within the Registration District of Madras Central and Registration Sub District of Thousand light.

        IN WITNESS WHEREOF THE Landlord and THE Tenant have sets his/her/their hands and signatures on the day month and year first above written.

WITNESSES                                      [LANDLORDS]

1. /S/                                         /s/ N. Umayal Achi
2. /S/                                         /s/ S.V. Alamelu Achi
                                               /s/ V.L. Ambika
1. /S/                                         /s/ M. Anitha
2. /S/                                         /s/ Hassina Beevi
                                               /s/ S.V. Sevagun Chetti
                                               /s/ S.RMS. Narayanan Chettiar
                                               /s/ V.R. Periyakaruppan Chettiar
                                               /s/ M. Geetha
                                               /s/ V.K. Kalavathy
                                               /s/ N. Mahesh
                                               /s/ S. Meenakshi
                                               /s/ S.V. Meyyappan
                                               /s/ N. Ramanathan
                                               /s/ Mohamed Rasied
                                               /s/ V.S. Shanthi
                                               /s/ Periakaruppan Valliappan

                                               TENANT

                                               /s/Syntel Software Pvt. Ltd.
                                                  Managing Director